UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 31, 2008

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Indenture

On January 18, 2008, Legg Mason, Inc. (the "Company") filed a Current Report on Form 8-K announcing its entry into a Note Purchase Agreement (the "Purchase Agreement"), dated January 14, 2008, by and among the Company; the purchasers named therein; and, for certain limited purposes, Kohlberg Kravis Roberts & Co. L.P. ("KKR"). Pursuant to the Note Purchase Agreement, on January 31, 2008, the Company closed the sale of, and issued its 2.5% Convertible Senior Notes due 2015 (the "Notes"). The Notes are governed by an Indenture (the "Indenture"), dated January 31, 2008, between the Company and the Bank of New York, as Trustee. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

For additional information regarding the Notes, please refer to the Company's Current Report on Form 8-K for the event on January 14, 2008, which is incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of its Notes, the Company also entered into a Registration Rights Agreement, dated January 31, 2008, by and between the Company, KKR I-L Limited, Credit Suisse International and HSBC Bank USA, National Association (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company will file a shelf registration statement covering resales by holders of the Notes and any common stock issuable upon conversion of such Notes (together with the Notes, the "Securities"), subject to certain conditions specified in the Registration Rights Agreement, no later than 90 days after the original issuance of the Notes. The Company will use its commercially reasonable efforts to cause such registration to become effective as promptly as practicable, but in no event later than 180 days after the original issuance of the Notes. In addition, the Company will use its commercially reasonable efforts to keep the registration statement effective until the earlier of (i) the date on which all Securities covered by the registration statement are no longer registerable under the terms of the Registration Rights Agreement, or (ii) May 1, 2015, or, if later, the date that is 90 days after KKR or any of its affiliates or financing providers cease to hold at least $75 million in aggregate principal amount of the Securities. Subject to the terms and conditions of the Registration Rights Agreement, the holders of at least $75 million in aggregate principal amount of Notes may request, at any time, that the Company assist the holders with an offer and sale of the Securities pursuant to Rule 144A of the Securities Act of 1933, as amended, or a bona fide public offering pursuant to the shelf registration statement (a "Substantial Distribution"); provided, that, the Company is required to assist the holders with an aggregate of up to eight Substantial Distributions and no more than twice in any 365 day period.

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If the Company does not comply with the foregoing registration requirements, subject to certain exceptions, then it will pay additional interest to all holders of the Notes equal to (i) 0.25% per annum for the first 90 days after such registration default and (ii) thereafter, 0.50% per annum. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are filed as exhibits hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 above, on January 31, 2008, the Company issued $1.25 billion principal amount of Notes. Additional terms and conditions are described in Item 1.01 above and the Company's Current Report on Form 8-K for the event on January 14, 2008, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As disclosed in Item 1.01 above, on January 31, 2008, the Company closed the sale of, and issued the Notes. For additional information required by Item 3.02, see Item 1.01 above and the Company's Current Report on Form 8-K for the event on January 14, 2008, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
	Exhibit No.	Subject Matter
	4.1	Indenture, dated January 31, 2008, between Legg Mason, Inc. and The Bank of New York.
	4.2	Registration Rights Agreement, dated January 31, 2008, between Legg Mason, Inc., KKR I-L Limited, Credit Suisse International and HSBC Bank USA, National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: February 6, 2008	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General
Counsel

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LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

4.1	Indenture, dated January 31, 2008, between Legg Mason, Inc. and The Bank of New York.
4.2	Registration Rights Agreement, dated January 31, 2008, between Legg Mason, Inc., KKR I-L Limited, Credit Suisse International and HSBC Bank USA, National Association.

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